UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

On May 25, 2005, Ernst & Young LLP ("E&Y"), the Registrant's independent registered public accounting firm for the fiscal year ended December 31, 2004, resigned as the Registrant's independent registered public accounting firm. The Audit Committee of the Board of Directors of the Registrant has commenced the process of selecting an independent registered public accounting firm to replace E&Y as the Registrant’s principal accountant for the fiscal year ending December 31, 2005.

During each of the fiscal years ended December 31, 2003 and December 31, 2004 and the subsequent interim period from January 1, 2005 through the Registrant’s receipt of the notification from E&Y on May 25, 2005: (i) there were no disagreements between the Registrant and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreement in connection with its reports; and (ii) except as set forth in the next two paragraphs, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K). In addition, E&Y's reports on the Registrant's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles except for the inclusion of an explanatory paragraph in the report issued for the year ended December 31, 2003 relating to the Registrant changing its method of accounting for mandatorily redeemable preferred stock.

In the Registrant's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, which the Registrant filed with the Securities and Exchange Commission on April 29, 2005, Management's Annual Report on the Internal Control over Financial Reporting stated, and E&Y's report on internal controls reiterated, that because of the material weakness disclosed in those reports over the Registrant's controls over its accounting for leases, the Registrant's internal control over financial reporting was not effective as of December 31, 2004, based on the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control - Integrated Framework. The Audit Committee of the Board of Directors of the Registrant has discussed the subject matter of the material weakness over the Registrant’s accounting for leases with E&Y. The Registrant has determined that the material weakness existing at December 31, 2004 has subsequently been corrected.

Further, as disclosed in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 31, 2004, management of the Registrant concluded that the Registrant had a material weakness in its internal control over financial reporting relating to the analysis, documentation, and application of appropriate accounting principles for certain significant transactions consummated between 1997 and 2000. The Audit Committee of the Board of Directors of the Registrant discussed the subject matter of this material weakness with E&Y, and the Registrant then examined the historical accounting for these transactions and corrected the Registrant’s financial statements to reflect the appropriate accounting in accordance with generally accepted accounting principles. Furthermore, as a result of this material weakness, the Registrant dedicated personnel with the appropriate levels of financial expertise to properly analyze, document and apply the appropriate accounting principles to future complex or significant transactions.

The Registrant has provided E&Y with a copy of the above disclosures and has requested that E&Y furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such statements made by the Registrant. A copy of that letter, dated May 31, 2005, is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following item is filed as an Exhibit to this Report:

16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated May 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

June 1, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated May 31, 2005.